                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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        Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                           MotorVac Technologies, Inc.
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


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

                          MOTORVAC TECHNOLOGIES, INC.
                             1431 SOUTH VILLAGE WAY
                          SANTA ANA, CALIFORNIA 92705
                                 (714) 558-4822

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 13, 1999
              AND NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO THE STOCKHOLDERS OF MOTORVAC TECHNOLOGIES, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MOTORVAC TECHNOLOGIES, INC., a Delaware corporation (the "Company"), will be held on Thursday, May 13, 1999 at 2:00 p.m., local time, at the Crown Plaza Hotel, located at 17941 Von Karman Avenue, Irvine, California 92614 for the following purpose:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To approve the Company's 1998 Employee Stock Purchase Plan.

     3. To approve the Company's 1998 Stock Compensation Plan.

     4. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Notice is also hereby given that in March 1999, holders of a majority of the Company's Common Stock approved, by written consent, an amendment to the Company's 1996 Stock Incentive Award Plan, as amended ("1996 Plan"), to increase the number of shares authorized under the 1996 Plan from 325,000 to 550,000.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 30, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          DAVID P. NELSON
                                          Secretary
Santa Ana, California
April 13, 1999

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                          MOTORVAC TECHNOLOGIES, INC.
                             1431 SOUTH VILLAGE WAY
                          SANTA ANA, CALIFORNIA 92705
                                 (714) 558-4822

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 13, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of MotorVac Technologies, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 13, 1999, at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Crown Plaza Hotel, located at 17941 Von Karman Avenue, Irvine, California 92614. The Company intends to mail this proxy statement and accompanying proxy card on or about April 13, 1999, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on March 30, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 30, 1999, the Company had outstanding and entitled to vote 4,464,918 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1431 South Village Way, Santa Ana, California 92705, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 15, 1999. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2000 annual meeting of stockholders notifies the Company of such matter prior to February 28, 2000, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are six nominees for the nine Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, all directors having been elected by the stockholders. Three vacancies on the Board will remain after the Annual Meeting. The Board intends to fill these vacancies with suitable candidates when they are found.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

           NAME              AGE             PRINCIPAL OCCUPATION
           ----              ---             --------------------
Grant Ferrier(1)(3)........  37    President, Environmental Business
                                   International, Inc.
Stephen L. Greaves (2).....  40    President and General Manager, Erin Mills
                                   International Investment Corporation
Lee W. Melody..............  57    President and Chief Executive Officer,
                                   MotorVac Technologies, Inc.
Ronald J.                    59    Chairman of the Board, MotorVac
  Monark(1)(2)(3)..........        Technologies, Inc.
Gerald C. Quinn(1)(3)......  50    President, The Erin Mills Investment
                                   Corporation
Daniel P. Whelan(2)........  48    President and Chief Executive Officer,
                                   Evergreen Holdings, Inc.

---------------
(1) Member of Nominating Committee of the Board of Directors.

(2) Member of Audit Committee of the Board of Directors.

(3) Member of Compensation Committee of the Board of Directors.

     Grant Ferrier. Mr. Ferrier has been a member of the Board of Directors of the Company since January 1998. Since 1988, Mr. Ferrier has been President and Chief Executive Officer of Environmental Business

International, Inc., a business research, management consulting and publishing company serving the environmental industry. Mr. Ferrier also serves as Chief Executive Officer of Nutrition Business International LLC. Mr. Ferrier holds B.S. degrees in Mechanical Engineering and Conservation and Resource Studies from the University of California, Berkeley.

     Stephen L. Greaves. Mr. Greaves has been a member of the Board of Directors of the Company since August 1994. Mr. Greaves has served as General Manager and a director of Erin Mills International Investment Corporation ("EMIIC") since March 1993, and was appointed President in February 1997. Mr. Greaves also serves as President of Imperial Trading Limited. Between September 1985 and December 1991, Mr. Greaves held key marketing positions with ESSO, Standard Oil's regional office in Barbados. From January 1992 to February 1993, he was a self-employed marketing consultant. Mr. Greaves is also a director of Highwaymaster Communications, Inc., a manufacturer and distributor of cellular truck tracking systems, and several private companies. Mr. Greaves holds a B.A. in Economics from the University of Western Ontario, London, Canada, and an MBA in Marketing/Finance from Concordia University, Montreal, Canada.

     Lee W. Melody. Mr. Melody joined the Company in October 1994 as Vice President -- Marketing, assumed the position of Chief Operating Officer in December 1994, was appointed President effective March 1, 1995 and was appointed Chief Executive Officer in February 1997. Mr. Melody has been a member of the Board of Directors of the Company since March 1995. Mr. Melody's prior experience involved sales, marketing and manufacturing. Prior to joining the Company, from March 1993 to July 1994, Mr. Melody was a principal in an automotive after-market franchise and Mr. Melody was President and CEO of McGuire Nicholas, a consumer goods product company in hardware sales, from October 1991 to February 1993. Prior to that time, he was Vice President of Marketing and Sales of RSI Home Products, a manufacturer of bath products, vanities and medicine cabinets, from January 1990 to December 1990, and Senior Vice President of Allegretti & Company, a manufacturer of electrical lawn and garden products, from 1987 to 1990. Mr. Melody served in the U.S. Navy Submarine Service from 1960 to 1966 and graduated from the Executive Program of the UCLA Graduate School of Management in 1989.

     Ronald J. Monark. Mr. Monark, currently an independent consultant, has been a member of the Board of Directors of the Company since May 1997 and has served as Chairman of the Board of Directors of the Company since November 1997. From January 1, 1997 to December 31, 1997, Mr. Monark served on the Managing Committee and was President and Chief Executive Officer of Mitchell Repair Information Company LLC, a limited liability company jointly-owned by Snap-on, Inc. and The Thomson Corporation. From June 1989 to December 1996, Mr. Monark was President and Chief Executive Officer of Mitchell International, an automotive information company. Mr. Monark's previous experience includes positions with KLM Automotive Publishing, Inc., an automotive publishing company, and Morgan Yacht, a yacht builder, division of Beatrice Foods, and five years as a Management Consultant with McKinsey & Company and Peat, Marwick, Mitchell. Mr. Monark graduated Phi Beta Kappa from the College of William and Mary in Williamsburg, Virginia, and holds an MBA from the University of Chicago.

     Gerald C. Quinn. Mr. Quinn has been a member of the Board of Directors of the Company since August 1992, and served as Chairman of the Board of Directors of the Company until November 1997. Mr. Quinn is President of The Erin Mills Investment Corporation ("TEMIC") and Executive Vice President of The Erin Mills Development Corporation ("EMDC") and has been since 1989. TEMIC is associated with EMDC by way of common ownership and was formed by five of Toronto's largest land developers and builders. In 1989, the owners of EMDC decided to diversify their investments and formed TEMIC. TEMIC is a private corporation with over $100 million in venture capital investments. Mr. Quinn is a Chartered Accountant and has a B.S. in Chemistry. He is a former partner in the Insolvency Practice of Ernst & Young and, prior to joining TEMIC and EMDC, was a senior officer of two publicly-traded corporations. Mr. Quinn is also a director of EMIIC, Synsorb Biotech, Inc., a biotechnology research and development company, and Highwaymaster Communications, Inc.

     Daniel P. Whelan. Mr. Whelan has been a member of the Board of Directors of the Company since January 1998. Since 1996, Mr. Whelan has been President and Chief Executive Officer of Evergreen Holdings, Inc. ("Evergreen"), a privately-held company that refines used motor oil. From 1995 to 1996,

Mr. Whelan served as Vice President and Chief Financial Officer of Evergreen. From 1994 to 1995, Mr. Whelan was self-employed as a consultant. From 1989 to 1994, Mr. Whelan served as Vice President, Chief Financial Officer and Secretary of Birtcher Medical Systems, Inc., a manufacturer of electronic surgical devices. Mr. Whelan holds a B.S. degree in Business Administration/Finance from San Jose State University.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1998 the Board of Directors held ten meetings. The Board has established an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee meets with the Company's independent auditors concerning their engagement, audit plan and report and management letter and, with the assistance of the independent auditors, monitors the adequacy of the Company's internal accounting controls and financial management practices. The Audit Committee is composed of: Messrs. Greaves, Whelan and Monark. It met three times during such fiscal year.

     The Compensation Committee is responsible for reviewing the compensation and benefits of the Company's executive officers, making recommendations to the Board of Directors concerning the compensation and benefits of the Company's executive officers and administering the Company's Stock 1994 and 1996 Incentive Award Plans and 1998 Employee Stock Purchase Plan (as discussed below). The Compensation Committee is composed of: Messrs. Quinn, Monark and Ferrier. It met one time during such fiscal year.

     The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is composed of: Messrs. Monark, Quinn and Ferrier. It met one time during such fiscal year.

     During the fiscal year ended December 31, 1998, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

                 APPROVAL OF 1998 EMPLOYEE STOCK PURCHASE PLAN

     In November 1998, the Board of Directors of the Company ("Board") adopted the Company's 1998 Employee Stock Purchase Plan ("Purchase Plan"), subject to stockholder approval. There are 331,492 shares of Common Stock reserved for issuance under the Purchase Plan.

     As of March 15, 1999, no purchase rights had been granted under the Purchase Plan and 331,492 shares of Common Stock remained available for future grant under the Purchase Plan. The first offering period under the Purchase Plan is scheduled to close on March 31, 1999.

     Stockholders are requested in this Proposal 2 to approve the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     The essential features of the Purchase Plan are outlined below:

PURPOSE

     The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 42 employees are eligible to participate in the Purchase Plan.

     The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

     The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

     The Board has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself. The Board may abolish any such committee at any time and revest the administration of the Purchase Plan in itself at any time.

OFFERINGS

     The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each offering is three months long, except for the initial offering, which was four months long.

ELIGIBILITY

     Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering. Officers of the Company who are "highly compensated" as defined in the Code are eligible to participate in the Purchase Plan; provided, however, that the Board may provide in an offering that such "highly compensated" employees are not eligible to participate.

     However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year.

PARTICIPATION IN THE PLAN

     Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 10% of such employees' base total compensation during the offering.

PURCHASE PRICE

     The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the offering.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deductions over the offering. A participant may not increase or decrease his or her payroll deductions during an offering. At any time prior to fifteen days preceding the purchase date, a participant may terminate his or her payroll deductions as the Board provides in the offering. A participant may begin such payroll deductions after the beginning of the offering, except, if the Board provides, in the case of an employee who first becomes eligible to participate as of a date specified during the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account.

PURCHASE OF STOCK

     By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering exceeds the maximum aggregate number of shares of Common Stock available, the Board will make a pro rata allocation of available shares. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering at the applicable price. See "Withdrawal" below.

WITHDRAWAL

     While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time up to fifteen days prior to the end of the applicable offering.

     Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

     Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

     Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will terminate on November 4, 2008.

     The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or
(iii) modify any
other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code.

     Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

     In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

STOCK SUBJECT TO PURCHASE PLAN

     An aggregate of 331,492 shares of Common Stock is reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

     Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

     A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

     If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be treated as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3

                    APPROVAL OF 1998 STOCK COMPENSATION PLAN

     The Board of Directors has adopted, subject to Stockholders approval, the 1998 Stock Compensation Plan.

     In September 1998, the Board of Directors of the Company adopted the Company's 1998 Stock Compensation Plan (the "Plan"), subject to stockholder approval. There are 120,000 shares of Common Stock reserved for issuance under the Plan.

     Stockholders are requested in this Proposal 3 to approve the Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     The essential features of the Plan are outlined below:

PURPOSE

     The purpose of the Plan is to provide a means by which non-employee directors of the Company may be given an opportunity to exchange compensation for shares of Common Stock of the Company, to assist the Company in retaining the services of its non-employee directors, to secure and retain the services of new non-employee directors, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION

     The Board administers the Plan and has the final power to construe and interpret the Plan. The Board has the power, which it has not yet exercised, to delegate administration of the Plan to a committee composed of not fewer than two members of the Board. As used herein with respect to the Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself. The Board may abolish any such committee at any time and revest the administration of the Plan in itself at any time.

ELIGIBILITY

     Any person who is director of the Company and is not otherwise an employee or consultant of the Company is eligible to participate.

PARTICIPATION IN THE PLAN

     Eligible directors enroll in the Plan by delivering to the Company an enrollment form authorizing the exchange of compensation for shares of Common Stock. Compensation is defined as annual retainer and meeting attendance fees paid by the Company.

RECEIPT OF STOCK

     By executing an agreement to participate in the Plan, the eligible director is entitled to receive shares under the Plan. Each eligible director receives a number of shares determined by dividing the cash value of the compensation elected to be exchanged by the fair market value of the shares on the date the compensation otherwise would have been paid in cash.

WITHDRAWAL

     An eligible director may withdraw from the Plan at anytime upon thirty days notice to the Company.

TERMINATION OF STATUS AS A DIRECTOR

     In the event an eligible director ceases to be director for any reason, his or her participation in the Plan will terminate.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Plan at any time.

     The Board may amend the Plan at any time. Any amendment of the Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Plan, (ii) modify the requirements relating to eligibility for participation in the Plan, or (iii) modify any other provision of the Plan in a manner that would materially increase the benefits accruing to participants under the Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

STOCK SUBJECT TO PLAN

     An aggregate of 120,000 shares of Common Stock is reserved for issuance under the Plan.

FEDERAL INCOME TAX INFORMATION

     A participant will be taxed on shares received under the Plan. Other than this, no income will be taxable to a participant until disposition of the acquired shares. On disposition of the shares the participants will recognize long-term or short-term capital gain or loss.

     There are no federal income tax consequences to the Company by reason of the exchange of cash compensation for shares under the Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

     The following table presents certain information with respect to shares purchased under the Plan as of December 31, 1998 by non-employee directors. Employee directors, executive officers and non-executive officer employees are not eligible to receive shares under the Plan.

                          1998 STOCK COMPENSATION PLAN

                                                                   NUMBER OF SHARES
              NAME AND POSITION                 DOLLAR VALUE(1)        RECEIVED
              -----------------                 ---------------    ----------------
Grant Ferrier.................................      $ 3,750              3,750
Stephen Greaves...............................      $ 1,750              1,750
Gerald Quinn..................................      $ 1,750              1,750
Ronald Monark.................................      $ 3,750              3,750
All Non-Executive Directors as a Group........      $11,000             11,000
All Executive Officers as a Group.............            0                  0
All Non-Executive Officer Employees as a
  Group.......................................            0                  0

---------------
(1) Fair market value on the date of purchase multiplied by the number of shares purchased.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                                   PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1999, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since the fiscal year ended March 31, 1995. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                          NOTICE OF STOCKHOLDER ACTION
          APPROVAL OF AMENDMENT TO THE 1996 STOCK INCENTIVE AWARD PLAN

     In February 1996, the Board of Directors adopted, and the stockholders subsequently approved, the 1996 Stock Incentive Award Plan, as amended (the "1996 Plan"). Under the 1996 Plan, 325,000 shares of the Company's Common Stock were reserved for issuance pursuant to the exercise of stock awards granted to employees, directors and consultants.

     In March 1999, the Board approved an amendment to the 1996 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the 1996 Plan to 550,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees, consultants and directors at levels determined appropriate by the Board and the Compensation Committee. In March 1999, the holders of a majority of the Common Stock of the Company approved by written consent the amendment to the 1996 Plan.

     Because the amendment to the 1996 Plan has already been approved, this disclosure is intended to provide stockholders with notice of the action that has been taken. Thus, we are not asking you for a proxy in connection with the amendment to the 1996 Plan, and you are requested not to send the Company a proxy in connection with the amendment to the 1996 Plan.

                             ADDITIONAL INFORMATION

MANAGEMENT

     Set forth below is information regarding the executive officers and key employees of the Company.

            NAME               AGE                      POSITION
            ----               ---                      --------
Executive Officers
Lee W. Melody................  57    President, Chief Executive Officer and Director
Michael G. Arkell............  52    Vice President -- Sales
David P. Nelson..............  57    Vice President of Finance, Chief Financial
                                     Officer, Treasurer and Secretary
John A. Rome.................  60    Vice President -- Operations

     Lee W. Melody. Biographical information regarding Mr. Melody is set forth under Proposal 1 above.

     Michael G. Arkell. Mr. Arkell joined the Company in November 1995 and currently serves as Vice President of Sales. Mr. Arkell has over 25 years of management experience in sales and marketing in the automotive, heavy duty and industrial industries. Prior to joining the Company, from 1989 through 1995, Mr. Arkell was Director, Domestic Sales for Korody-Colyer, a manufacturer and remanufacturer of diesel internal engine parts. Mr. Arkell holds a B.S. in Business Administration from the University of Washington.

     David P. Nelson. Mr. Nelson joined the Company in November 1997 and currently serves as Vice President of Finance, Chief Financial Officer, Treasurer and Secretary of the Company. From 1990 to 1997, Mr. Nelson served as Vice President of Finance of Geodynamics Corp., a publicly-traded aerospace company that was acquired by Logicon Inc. in 1996. Mr. Nelson holds B.A. and M.A. degrees in Economics from the University of California Los Angeles.

     John A. Rome. Mr. Rome joined the Company in July 1995 as Vice President of Operations. Mr. Rome is responsible for the design of new products, the redesign of production techniques, the implementation of inventory controls, and manufacturing methods, production, materials management and environmental control for the Company. Mr. Rome's prior experience includes operations management, manufacturing engineering and quality assurance. Prior to joining the Company, from October 1993 through July 1995, Mr. Rome was self employed and wrote technical, operational and instructional manuals, which are currently being implemented at the Company. From 1992 through October 1993, he served as the Manager of Operations for Sierracin/Harrison, a manufacturer of aerospace fasteners. From 1990 through 1992, Mr. Rome was Vice President -- Operations and Director of Quality Assurance for Robertshaw Controls Company, a manufacturer of thermostats and gas valves for the heating and air conditioning industries. Mr. Rome holds a B.S. degree in Mechanical Engineering from Barrow-In-Furness of Cumbria, England.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 15, 1999 by: (i) each Director and nominee for Director; (ii) each of the Named Executive Officers (defined below); (iii) all executive officers and Directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                    BENEFICIAL OWNERSHIP(1)
                                                              -----------------------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER              NUMBER OF SHARES   PERCENT OF CLASS
            ------------------------------------              ----------------   ----------------
Erin Mills International Investment Corporation(2)(3).......     2,771,012             62.1%
  Radley Court, Suite 200
  Collymore Rock
  St. Michael, Barbados, West Indies
Lee W. Melody(4)............................................       136,852              3.0%
Michael G. Arkell(4)........................................        12,784                *
Gerald C. Quinn(3)(4).......................................     2,786,490             62.3%
Stephen L. Greaves(4)(5)....................................     2,780,526             62.2%
Ronald J. Monark(4).........................................        54,750              1.2%
Daniel P. Whelan(4).........................................         2,000                *
Grant Ferrier(4)............................................        11,750                *
David P. Nelson(4)..........................................         8,928                *
All Directors and Executive Officers, as a group (9
  persons)..................................................     3,045,432             65.8%

---------------
 *  Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the

    Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 4,464,918 shares outstanding on March 15, 1999. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 15, 1999, are deemed outstanding for computing the percentage of the persons holding such options but are not deemed outstanding for computing the percentage of any other person. Share numbers include the following number of shares subject to options exercisable within 60 days of March 15, 1999 for each of the following persons: Mr. Melody, 109,772; Mr. Arkell, 11,464; Mr. Quinn, 8,728; Mr. Greaves, 7,464; Mr.
    Monark, 6,000; Mr. Ferrier, 2,000; Mr. Whelan, 2,000; and Mr. Nelson, 4,000.

(2) Erin Mills International Investment Corporation, a Barbadian corporation ("EMIIC"), is a majority-owned subsidiary of The Erin Mills Investment Corporation, a corporation organized under the laws of the province of Ontario, Canada ("TEMIC"). TEMIC is a wholly-owned subsidiary of The Erin Mills Development Corporation, a corporation organized under the laws of the province of Ontario, Canada ("EMDC"). Consequently, TEMIC and EMDC, by virtue of their control of EMIIC, would be deemed to share voting and investment power of the shares of Common Stock owned by EMIIC. The members of the board of directors of EMIIC may also be deemed to have beneficial ownership of the shares of Common Stock owned by EMIIC. The members of the board of directors of EMIIC are Gerald C. Quinn (who is also the Chairman of the Board of the Company), Humphrey Metzger, Andrew C. Ferreira, Dr. Trevor
    A. Carmichael and Stephen L. Greaves (who is also a director of the Company). In addition, the members of the boards of directors of TEMIC and EMDC may be deemed to have beneficial ownership of the shares of Common Stock of the Company owned by EMIIC by virtue of TEMIC and EMDC's control of EMIIC. The members of the boards of directors of TEMIC and EMDC are Rudy Bratty, John H. Daniels, Peter Daniels, Alfredo DeGasperis, Marco Muzzo, Elly Reisman, and Larry Robbins, none of whom are officers or directors of the Company. Stephen L. Greaves, a member of the Board of Directors of the Company, is General Manager of EMIIC. Gerald C. Quinn, a member of the Board of Directors of the Company, is President of TEMIC and Executive Vice President of EMDC. None of the Company's officers or directors beneficially owns any equity securities of EMIIC, TEMIC or EMDC. One individual, John H. Daniels, who is neither an officer nor director of the Company, owns approximately 12 1/2% of the outstanding ownership interests of EMIIC and TEMIC, and no other person beneficially owns more than 5% of the outstanding ownership interests of EMIIC, TEMIC or EDMC. Each of the members of the boards of directors of EMIIC, TEMIC and EDMC disclaims beneficial ownership of any of the shares of the Company's Common Stock beneficially owned by EMIIC, TEMIC or EMDC.

(3) Includes 2,771,012 shares of Common Stock beneficially held by EMIIC. See Note (2) above. Mr. Quinn beneficially owns 1,000 Class Q Preference shares of EMIIC, constituting 100% of the issued and outstanding Class Q Preference shares of EMIIC, which are non-voting (except in the case of a proposed dissolution of EMIIC) and entitle him to receive a priority distribution upon the liquidation or dissolution of EMIIC equal to approximately 3% of EMIIC's return on invested capital for investments where the initial capital investment was made by EMIIC prior to May 1, 1994. As of March 15, 1999, Mr. Quinn's stock purchase rights through EMIIC entitled him to receive 83,130 shares of Common Stock of the Company at the original purchase price paid by EMIIC. At March 15, 1999, EMIIC beneficially owned 2,771,012 shares of Common Stock of the Company, or 62.1% of the outstanding shares of Common Stock. The above table reflects EMIIC's ownership at March 15, 1999, inclusive of Mr. Quinn's right to acquire 83,130 shares from EMIIC. Except with respect to the shares subject to his purchase rights, Mr. Quinn disclaims beneficial ownership of any of the shares of the Company's Common Stock held by EMIIC.

(4) The address of such stockholder is c/o MotorVac Technologies, Inc., 1431 South Village Way, Santa Ana, California 92705.

(5) Includes 2,771,012 shares of Common Stock beneficially held by EMIIC. See Note (2) above. Mr. Greaves disclaims beneficial ownership of any of the shares of the Company's Common Stock held by EMIIC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Each of the Company's non-employee directors receives monthly directors' fees of $1,000 (the "Monthly Fee") and receives $750 for attendance at each meeting of the Board of Directors. Mssrs. Greaves and Quinn commenced receiving the Monthly Fee in December 1998. Non-employee directors of the Company who are also members of the Audit or Compensation Committees of the Board of Directors will receive $375 for attendance at each meeting of such committees that are held on days other than those on which meetings of the Board of Directors are held. Non-employee directors are also reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof.

     Certain non-employee directors who elect to participate in the 1998 Stock Compensation Plan may receive the Monthly Fee and the attendance fee in Common Stock of the Company in lieu of cash compensation. As of March 15, 1999, Messrs. Ferrier and Monark have each received 3,750 shares of Common Stock of the Company under the 1998 Stock Compensation Plan and Messrs. Quinn and Greaves have each received 1,750 shares of Common Stock of the Company under the 1998 Stock Compensation Plan. On May 12, 1998, Mr. Monark was granted options to purchase 2,000 shares of the Company's Common Stock at an exercise price of $1.75 per share pursuant to the 1996 Plan as discussed below. Such options become exercisable at the rate of 20% per year.

1996 DIRECTOR STOCK PLAN

     The Company's 1996 Director Stock Plan (the "Director Plan") was adopted by the Board of Directors and the Company's stockholders in February 1996, and became effective on April 25, 1996. A total of 50,000 shares of Common Stock have been reserved for issuance under the Director Plan. The purpose of the Director Plan is to attract and retain qualified non-employee directors of the Company and more closely align the interests of such directors with that of the stockholders through increased stock ownership by non-employee directors. Directors eligible to receive options under the Director Plan include those individuals who are not employees of the Company nor any Participating Company (as defined in the Director Plan), including EMIIC, TEMIC and EMDC ("Eligible Directors"). Pursuant to the Director Plan, each individual first elected or appointed as an Eligible Director is automatically granted a non-qualified stock option to purchase 2,000 shares of Common Stock on the date of the annual meeting of stockholders occurring on or after the date of such election or appointment ("Initial Grant"). In addition, at each subsequent annual meeting of stockholders, each Eligible Director is automatically granted a non-qualified stock option to purchase an additional 2,000 shares of Common Stock. To be eligible to receive such automatic grants, the stockholders must elect or reelect the Eligible Director at the annual meeting of stockholders coinciding with the date such director is to receive such automatic grant. The purchase price of each share subject to options granted under the Director Plan is equal to 100% of the fair market value of a share of Common Stock on the automatic grant date. All options granted pursuant to the Director Plan are immediately exercisable in full for fully vested shares of Common Stock. Each option will have a term of ten years minus one day, subject to earlier termination following the Eligible Director's cessation of Board service. Options granted under the Director Plan are nontransferable and generally expire three months after termination of the Eligible Director's service to the Company. In general, if an Eligible Director is permanently disabled or dies during his or her service to the Company, such option may be exercised up to twelve months following such disability or death. Unless terminated earlier by the Board of Directors, the Director Plan will terminate on April 25, 2006. Pursuant to the Director Plan, on May 12, 1998, Mssrs. Quinn, Greaves, Whelan, Ferrier and Monark were each granted options to purchase 2,000 shares of the Company's Common Stock at an exercise price of $1.75 per share.

COMPENSATION OF EXECUTIVE OFFICERS

  SUMMARY OF COMPENSATION

     The following table sets forth, for the twelve-month fiscal years ended December 31, 1996, 1997 and 1998, certain compensation awarded to or earned by the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company who earned in excess of $100,000 in salary and bonus (collectively, the "Named Executive Officers") for services rendered to the Company:

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                             ANNUAL COMPENSATION            ------------
                                     ------------------------------------    SECURITIES
                                                           OTHER ANNUAL      UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS    COMPENSATION(1)    OPTIONS(#)    COMPENSATION
---------------------------   ----   --------   -------   ---------------   ------------   ------------
Lee W. Melody...............  1996   $155,833   $15,845       $14,573         168,400          -0-
  President, Chief Executive  1997    166,650    15,794        15,267             -0-          -0-
  Officer and Director        1998    175,000       -0-        18,270             -0-          -0-
Michael G. Arkell...........  1996    100,000       795        16,712          17,320          -0-
  Vice President of Sales     1997    100,000     1,000        15,465           2,680          -0-
                              1998    110,000       -0-        16,116             -0-          -0-
David P. Nelson.............  1997   $ 13,750       -0-           700             -0-          -0-
  Chief Financial Officer,    1998    115,000     5,000        15,303          20,000          -0-
  Treasurer and Secretary

---------------
(1) The amounts indicated under the heading "Other Annual Compensation" represent automobile allowances and health insurance benefits provided to the Named Executive Officers for the twelve months ended December 31, 1996, 1997 and 1998 as follows: (i) with respect to Mr. Melody, an automobile allowance in the amount of $6,000 for each year and benefits aggregating $8,573, $9,267 and $12,270, respectively, (ii) with respect to Mr. Arkell, an automobile allowance in the amount of $5,214, $6,000, and $6,000, respectively, and benefits aggregating $11,498, $9,465, and $10,116, respectively, and (iii) with respect to Mr. Nelson, who commenced employment in November 1997, an automobile allowance in the amount of $750 in 1997 and $6,000 for 1998, and benefits aggregating $9,303 for 1998.

  CASH BONUS PLAN

     The Board of Directors of the Company adopted a Cash Bonus Plan (the "Cash Bonus Plan") in April 1996. The purpose of the Cash Bonus Plan is to attract and retain qualified personnel, provide incentives to employees and officers of the Company and promote the success of the Company's business. Pursuant to the Cash Bonus Plan, the Company is authorized to create a bonus pool in an amount equal to 10% of the Company's net income after taxes for each fiscal year as set forth in the Company's audited financial statements for such fiscal year, subject to certain adjustments by the Board of Directors or the Compensation Committee. All employees and officers of the Company are eligible to participate in the Cash Bonus Plan; however, only those persons recommended by the President of the Company and selected by the Board of Directors or Compensation Committee of the Company are entitled to receive bonuses from the bonus pool for any fiscal year. Each employee or officer of the Company selected to participate in the Cash Bonus Plan for any fiscal year is entitled to receive a bonus from the bonus pool in an amount determined in the sole and absolute discretion of the Board or Compensation Committee, after due consideration of the recommendation of the President of the Company. Participants in the Cash Bonus Plan have the right to defer receipt of all or any portion of any bonus earned. The Cash Bonus Plan is administered by the Board of Directors, or at the option of the Board of Directors, by the Compensation Committee of the Company. In the event that the employment or officer status of any person is terminated during any fiscal year, then that person generally will not be entitled to receive any bonus from the bonus pool for the fiscal year in which the termination of employment or officer status change occurred. The Board of Directors has the power to amend, suspend, alter or terminate the Cash Bonus Plan at any time, and the Cash Bonus Plan shall continue in effect until such time as it is terminated by the Board of Directors. On June 6, 1996, the Board of Directors resolved that Lee W. Melody will be entitled to receive at least 50% of any amount to be paid under the Cash Bonus Plan.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 1994 Stock Incentive Award Plan (the "1994 Plan") and its 1996 Stock Incentive Award Plan (the "1996 Plan"; together with the 1994 Plan, the "Plans"). As of March 15, 1999, a total of 126,400 shares of Common Stock were reserved for issuance under the 1994 Plan, 104,373 were subject to outstanding options, and a total of 550,000 shares of Common Stock were reserved for issuance under the 1996 Plan, 523,636 of which were subject to outstanding options.

     The 1994 Plan was adopted by the Board of Directors and was approved by the written consent of the stockholders in February 1994. The 1996 Plan was adopted by the Board of Directors and was approved by the written consent of the stockholders in February 1996. The purpose of the Plans is to attract and retain qualified personnel, provide additional incentives to employees, officers, directors and consultants of the Company and promote the success of the Company's business. Pursuant to the Plans, the Company may grant incentive and nonqualified stock options, restricted stock, stock appreciation rights, dividend equivalents, stock payments and/or performance awards (collectively "Incentive Awards") to key employees, officers, directors, and consultants of the Company.

     The Board of Directors has delegated to the Compensation Committee the discretionary authority to designate the persons to whom Incentive Awards may be granted (provided that incentive stock options can only be granted to employees of the Company), determine the time when Incentive Awards will be granted, the amounts, terms and conditions of such grants (consistent with the terms of the Plans), interpret the Plans, and adopt rules for the operation of the Plans.

     The maximum term of Incentive Awards granted under the Plans is ten years. Incentive Awards granted under the Plans are non-transferable and generally expire three months after the termination of the grantee's service to the Company. In general, if a grantee is permanently disabled or dies during his or her service to the Company, such Incentive Award may be exercised up to twelve months following such disability or death.

     Stock Options. Under the Plans, the exercise price of incentive and non-qualified stock options must equal at least the fair market value of the Common Stock on the date of grant. In addition, the exercise price of incentive stock options granted to any person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 110% of the fair market value of such stock on the date of grant and the term of those options cannot exceed five years. The aggregate fair market value of the stock with respect to which incentive stock options are first exercisable in any calendar year may not exceed $100,000 per optionee.

     Stock Appreciation Rights. Stock appreciation rights awarded under the Plan vest or become exercisable as determined by the Compensation Committee. Upon exercise of a stock appreciation right, the grantee is entitled to receive an amount equal to the excess of the fair market value of a share of Common Stock on the exercise date of such stock appreciation right over the fair market value of a share of Common Stock on the date of grant of such stock appreciation right.

     Restricted Stock. Restricted stock granted under the Plans generally may not be sold, transferred or otherwise hypothecated until the restrictions on transferability imposed by the Compensation Committee are removed or expire. Generally, holders of restricted stock have all the rights of a stockholder with respect to the restricted stock granted, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

     Performance Awards. Performance awards may be granted by the Compensation Committee based on the performance of the Company's stock over a period determined by the Compensation Committee or any other measures determined appropriate by the Compensation Committee. Payment of performance awards generally will be in cash unless replaced by a stock payment in full or in part as determined by the Compensation Committee.

     Stock Payments and Dividend Equivalents. The Compensation Committee may grant stock payments to eligible persons for all or any portion of the compensation (other than base salary) that would otherwise become payable to such eligible person in cash. The Compensation Committee may also grant dividend equivalent rights based on the dividends declared on the stock of the Company on record dates during the period between the date an option or stock appreciation right is granted and the date such option or stock appreciation right is exercised or such other periods as determined by the Compensation Committee. Dividend equivalents are converted into additional shares of stock or cash in accordance with a formula determined by the Compensation Committee.

     The Board of Directors may amend, suspend, alter or terminate the Plans at any time provided that the Board of Directors shall not amend the Plans to reduce the minimum option price requirements set forth in the Plans, to increase the maximum number of stock appreciation rights or shares of stock subject to Incentive Awards available for grant under the Plans, to provide for the administration of the Plans other than by the Board of Directors or the Compensation Committee, to change the classes of persons eligible to receive Incentive Awards, to extend the maximum period during which Incentive Awards may be exercised or to extend the term of the Plans, without the approval of a majority of the outstanding voting stock of the Company. The Board of Directors adopted an amendment on August 15, 1996 to the Plans to comply with recent changes in Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended, and to provide that, upon the consummation of certain events, including the dissolution or liquidation of the Company, the merger or consolidation of the Company, the sale of all or substantially all of the assets of the Company, the acquisition of equity securities of the Company representing 20% or more of the aggregate voting power of the outstanding equity securities of the Company or a change in the composition of a majority of the Board of Directors (collectively, a "Terminating Transaction"), that all outstanding Incentive Awards shall become immediately exercisable.

     The following table sets forth certain information regarding options granted by the Company during fiscal year ended December 31, 1998 to the Named Executive Officers, if any:

                      OPTIONS GRANTED IN FISCAL YEAR 1998

                                                                                            EXERCISE
                                   NUMBER OF SECURITIES      % OF TOTAL OPTIONS GRANTED      PRICE      EXPIRATION
             NAME               UNDERLYING OPTIONS GRANTED   TO EMPLOYEES IN FISCAL YEAR     ($/SH)        DATE
             ----               --------------------------   ---------------------------   ----------   ----------
David P. Nelson...............          20,000(1)                        37%                 $1.88       3/25/08

---------------
(1) The exercise price of such option is equal to the fair market value of the Common Stock on the date of grant. Such option becomes exercisable at the rate of 20% per year.

     The following table sets forth information regarding the aggregate value of unexercised options held by the Named Executive Officers of the Company at December 31, 1998.

                    AGGREGATED FISCAL YEAR END OPTION VALUES

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                   OPTIONS AT FISCAL YEAR END     AT FISCAL YEAR END($)(1)
                                                   ---------------------------   ---------------------------
                      NAME                         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                      ----                         -----------   -------------   -----------   -------------
Lee W. Melody....................................    87,900         112,100          --             --
Michael G. Arkell................................     8,096          11,904          --             --
David P. Nelson..................................     4,000          16,000          --             --

---------------
(1) Calculated based on the estimated fair market value of the Company's Common Stock as of December 31, 1998, less the exercise price payable upon the exercise of such options. Such estimated fair market value as of December 31, 1998 was $1.00, the last price posted at the close of trading on December 31, 1998. Because the value of unexercised in-the-money options at December 31, 1998 was less than zero in all cases of Named Executive Officers, no amount is shown.

                             EMPLOYMENT AGREEMENTS

     The Company and Lee W. Melody have entered into an Employment Agreement dated October 24, 1994, as amended by that certain First Amendment to Employment Agreement dated as of November 3, 1995 (collectively, the "Melody Employment Agreement"). The Melody Employment Agreement expires on February 19, 2001 and provides for payment to Mr. Melody of an annual salary of not less than $135,000, subject to annual review and potential adjustment, and bonuses based upon his performance during each fiscal year of the Company in an amount determined in the sole and absolute discretion of the Board of Directors. In addition to salary and bonuses, Mr. Melody receives an automobile allowance in the amount of $500 per month and is reimbursed for all reasonable and necessary travel and other business expenses incurred in connection with performance of his duties. The Company also pays the annual cost of premiums for health insurance coverage for Mr. Melody and his dependents. If Mr. Melody's employment with the Company is terminated for cause (as defined in the Melody Employment Agreement), then Mr. Melody is entitled to receive his base salary through the date of termination. If Mr. Melody's employment with the Company is terminated without cause (including on account of non-renewal of the Melody Employment Agreement), then he is entitled to receive payment of his base salary for a period of 12 months from the date of such termination and the Company is required to continue to pay the annual premiums for health care benefits for him and his dependents for such 12-month period. In the event that Mr. Melody's employment is terminated without cause or Mr. Melody resigns from his employment for "good reason" (as defined in the Melody Employment Agreement) following a change in control of the Company (as defined in the Melody Employment Agreement), then Mr. Melody is entitled to receive payment of his base salary in a lump sum payment within ten days of the date of his termination and the Company is required to pay the annual premiums for health benefits for him and his dependents for a period of twelve months following the date of such termination.

     On November 20, 1995, the Company hired Michael G. Arkell as its Vice President -- Marketing and Sales under an employment agreement (the "Arkell Employment Agreement") that expires on February 17, 2000 and provides for an annual salary of $100,000 subject to annual review and potential adjustment, plus an incentive bonus based upon the Company achieving certain sales and operating profit goals. In addition to salary and incentive bonus, Mr. Arkell receives an automobile allowance in the amount of $500 per month and is reimbursed for all reasonable and necessary travel and other business expenses incurred in connection with performance of his duties. The Company also pays the annual cost of premiums for health insurance coverage for Mr. Arkell and his dependents. If Mr. Arkell's employment with the Company is terminated for cause (as defined in the Arkell Employment Agreement), then Mr. Arkell would be entitled to receive his base salary through the date of termination. If Mr. Arkell's employment with the Company is terminated without cause, then he is entitled to receive payment of his base salary for a period of six months from the date of such termination and the Company is required to continue to pay the annual premiums for health care benefits for him and his dependents for such six-month period.

     On November 13, 1997, the Company hired David P. Nelson as its Vice President, Finance and Chief Financial Officer under an employment agreement (the "Nelson Employment Agreement") that expires February 10, 2001. The Nelson Employment Agreement automatically renews for successive one-year terms unless the Company delivers to Mr. Nelson written notice of its intent not to renew at least 60 days prior to the expiration date of the then current term. The Nelson Employment Agreement provides for payment to Mr. Nelson of an annual salary of $110,000, subject to annual review and potential adjustment, and bonuses based upon his performance during each fiscal year of the Company in an amount determined in the sole and absolute discretion of the President of the Company. For the fiscal year ending December 31, 1999, Mr. Nelson is entitled to receive a bonus of not less than $5,000. In addition to salary and bonuses, Mr. Nelson receives an automobile allowance in the amount of $500 per month and is reimbursed for all reasonable and necessary travel and other business expenses incurred in connection with the performance of his duties. The Company also pays the annual cost of premiums for health insurance coverage for Mr. Nelson and his dependents. Pursuant to and in connection with the execution of the Nelson Employment Agreement, Mr. Nelson was granted an option under the Company's 1996 Stock Incentive Award Plan to purchase 20,000 shares of the Company's Common Stock at an exercise price of $1.875 per share. Such option vests over five (5) years at a rate of 20% per year. Under the terms of the Nelson Employment Agreement, if Mr. Nelson's employment with the Company is terminated for cause (as defined in the Nelson Employment Agreement), Mr. Nelson will be entitled to receive his base salary through the date of termination and, if Mr. Nelson's employment with the Company is terminated without cause (including on account of non-renewal of the Nelson Employment Agreement), he will be entitled to receive payment of his base salary for a period of 6 months from the date of termination and the Company will be required to pay the premiums for health care benefits for him and his dependents for such 6-month period. Under the terms of the Nelson Employment Agreement, in the event that Mr. Nelson's employment is terminated without cause or Mr. Nelson resigns from his employment for "good reason" (as defined in the Nelson Employment Agreement) following a change in control of the Company (as defined in the Nelson Employment Agreement), then Mr. Nelson will be entitled to receive payment of twelve months worth of his base salary in a lump sum payment within ten days of the date of his termination and the Company will be required to pay the annual premiums for health benefits for him and his dependents for a period of twelve months following the date of termination.

                              CERTAIN TRANSACTIONS

     On September 26, 1997, the Company entered into a letter agreement with Allan T. Maguire, the former Vice President, Finance, Chief Financial Officer, Secretary and Treasurer of the Company, pursuant to which Mr. Maguire resigned as Vice President, Finance, Chief Financial Officer, Secretary and Treasurer of the Company effective September 5, 1997, and the Company agreed to continue payment of Mr. Maguire's regular base salary until the earlier to occur of (i) April 10, 1998 or (ii) "New Employment" (as defined in the letter agreement). Such continuation of base salary resulted in additional payments to Mr. Maguire of approximately $39,000. The Company also agreed to pay Mr. Maguire a monthly car allowance of $500.00 until April 10, 1998, and agreed to pay for Mr. Maguire's health premiums for him and his existing dependents until the earlier to occur of (i) April 10, 1998 or (ii) "New Employment". The letter agreement also provided for reimbursement of up to $1,000 in legal fees and costs incurred by Mr. Maguire in connection with his review of the letter agreement. In addition, under the letter agreement, vested options held by Mr. Maguire to acquire up to approximately 30,994 shares of the Company's Common Stock were extended to remain exercisable through October 10, 1999. As of the date hereof, Mr. Maguire has not exercised any of the options that were extended under the letter agreement.

     Certain Directors of the Company from time to time perform consulting services for the Company. Such Directors are paid an hourly or per diem rate for their services. It is the Company's policy that such hourly and per diem rates be no greater than those which are generally from similarly qualified third parties.

     Commencing in December 1997, the Company has advanced loans to senior employees, including four executive officers, to purchase shares of Company Common Stock on the open market. The loans, which carry an interest rate of 5.69%, are due upon the earlier to occur of three years from the date of advance or the date the executive's employment with the Company terminates for any reason. The notes are collateralized by the shares purchased. The Company has agreed to finance up to an aggregate of $215,000 of such loans, subject to certain maximum amounts for each senior employee as set forth below.

                                       SHARES     AMOUNT PURCHASED     POTENTIAL
              OFFICER                 PURCHASED     AND FINANCED     MAXIMUM AMOUNT
              -------                 ---------   ----------------   --------------
Lee W. Melody.......................   24,980         $42,533           $100,000
John A. Rome........................   12,356         $18,340           $ 40,000
David P. Nelson.....................    4,928         $ 8,811           $ 25,000
Michael G. Arkel....................    1,220         $ 3,105           $ 10,000

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/  David P. Nelson
                                          --------------------
                                          David P. Nelson
                                          Secretary

April 13, 1999

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, MOTORVAC TECHNOLOGIES, INC., 1431 S. VILLAGE WAY, SANTA ANA, CALIFORNIA 92705.

                          MOTORVAC TECHNOLOGIES, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1999

    The undersigned stockholder of MotorVac Technologies, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, with respect to the Annual Meeting of Stockholders, and hereby appoints Lee W. Melody and David P. Nelson, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of MotorVac Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of MotorVac Technologies, Inc. to be held at the Crown Plaza Hotel located at 17941 Von Karman Avenue, Irvine, California 92614 on Thursday, May 13, 1999 at 2:00 p.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH
    MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect directors to hold office until the next Annual Meeting of
            Stockholders and until their successors are elected.

[ ]FOR all nominees listed below (except as marked to the     [ ] WITHHOLD AUTHORITY to vote for all nominees listed
   contrary below)                                                below.

  NOMINEES: Grant Ferrier, Stephen L. Greaves, Lee W. Melody, Gerald C. Quinn, Ronald J. Monark and Daniel P. Whelan

  TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S) BELOW:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           (Continued on other side)

                        (Continued from the other side)

            MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2, 3, AND 4.

PROPOSAL 2: To approve the Company's 1998 Employee Stock Purchase Plan.

                   [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

PROPOSAL 3: To approve the Company's 1998 Stock Compensation Plan.

                   [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

PROPOSAL 4:To ratify selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.

                   [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

                                                    DATED

                                                    ----------------------------
                                                    Signature(s)

                                                    Please sign exactly as your
                                                    name appears hereon. If the
                                                    stock is registered in the
                                                    names of two or more
                                                    persons, each should sign.
                                                    Executors, administrators,
                                                    trustees, guardians and
                                                    attorneys-in-fact should add
                                                    their titles. If signer is a
                                                    corporation, please give
                                                    full corporate name and have
                                                    a duly authorized officer
                                                    sign, stating title. If
                                                    signer is a partnership,
                                                    please sign in partnership
                                                    name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                SECOND AMENDMENT TO MOTORVAC TECHNOLOGIES, INC.
                         1996 STOCK INCENTIVE AWARD PLAN

        THIS SECOND AMENDMENT TO MOTORVAC TECHNOLOGIES, INC. 1996 STOCK INCENTIVE AWARD PLAN (the "Second Amendment") is hereby adopted by MotorVac Technologies, Inc., a Delaware corporation (the "Company"), effective as of March 11, 1999.

                                 R E C I T A L S

        A. The MotorVac Technologies, Inc. 1996 Stock Incentive Award Plan (the "Plan") was adopted by the Board of Directors of the Company (the "Board") and approved by the written consent of the stockholders of the Company in February 1996, and was amended by that certain First Amendment to MotorVac Technologies, Inc. 1996 Stock Incentive Award Plan as of August 15, 1996.

        B. Article XIII of the Plan provides that the Board may amend the Plan at any time, subject to the approval of the stockholders of the Company in certain circumstances.

        C. The Board has determined that it is in the best interests of the Company and its stockholders to amend the Plan in order to increase the number of shares of Common Stock reserved for issuance pursuant to the Plan from 325,000 to 550,000 in the aggregate.

                                    AMENDMENT

1.      CAPITALIZED TERMS.

        Capitalized terms used herein without definition shall have the same meanings given to such terms in the Plan.

2.      AMENDMENT.

        Section 4.01 of the Plan is hereby amended as follows:

        4.01 Maximum Number of Rights or Shares in the Aggregate. Subject to Sections 4.02 and 14.08 hereof, the maximum number of Rights and shares of Common Stock which may become subject to Incentive Awards granted under the Plan shall be five hundred fifty thousand (550,000) shares in the aggregate.

3.      MISCELLANEOUS.

        Except to the extent set forth herein, the Plan shall remain unchanged and in full force and effect. This Second Amendment shall be governed by and construed in accordance with the laws of the State of California and may only be amended by a written instrument executed on behalf of the Company. In the event of any inconsistency between the terms of this Second Amendment and the terms of the Plan, the terms of this Second Amendment shall control.



                                       1.

        I hereby certify that the foregoing Second Amendment was duly adopted by the Board of Directors of the Company on March 11, 1999.

        Executed as of this 11th day of March, 1999.



                                          --------------------------------------
                                            David P. Nelson, Secretary




                                       2.